SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 JULY 31, 2009


                              ENTECH  SOLAR, INC.
                              -------------------
               (Exact Name of Registrant as specified in charter)

  Delaware                           0-16936                      33-0123045
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(State or other jurisdiction       (Commission                 (IRS Employer
  of incorporation)                  File Number)           Identification No.)


     13301 Park Vista Boulevard, Suite 100, Fort Worth, Texas        76177
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         (Address of principal executive offices)                 (Zip Code)


      Registrant's telephone number, including area code:   609/ 818-0700


         (Former name or former address, if changed since last report.)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

(__) Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
(__) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
(__) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
(__) Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS

     On July 31, 2009, Entech Solar, Inc., (the "COMPANY"), issued a press release announcing the unveiling of its next generation of products, primarily the completion of the preliminary design review and prototype of the concentrating solar product, ThermaVolt II; along with the ongoing development of the Company's patented tubular skylight. A copy of the press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS.

(d)     Exhibits

99.1     Press Release dated July 31, 2009.

 ______________________________________________________________________________

                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


ENTECH SOLAR, INC.


By:   /s/ Frank W. Smith
-----------------------------------------------
     Frank W. Smith
     Chief Executive Officer


Date:  July 31, 2009



EXHIBIT INDEX
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99.1     Press release dated July 31, 2009

                                                             EXHIBIT 99.1


                ENTECH SOLAR UNVEILS NEXT GENERATION PRODUCTS
                ---------------------------------------------

     Fort Worth, TX -- July 31, 2009 -- Entech Solar (OTC BB: ENSL.OB) (the "Company", "Entech") today announced significant progress with its development programs for both its concentrating solar and skylight products. Since March 2009 when Entech suspended manufacturing operations for its previous generation of concentrating solar systems, the Company has been fully dedicated to the design and development of its next-generation products.

Highlights:

- Successful completion of the preliminary design review and prototype of the next-generation concentrating solar product, ThermaVolt II

- Filing of multiple provisional patent applications associated with the ThermaVolt II module

- Successful completion of the preliminary design review of the patented tubular skylight

Entech has successfully completed the preliminary design phase of its next-generation product in the ThermaVolt product line, ThermaVolt II, including the construction and operation of a prototype that produces both electricity and thermal energy. Dr. Frank W. Smith, Entech Solar's Chief Executive Officer, comments, "ThermaVolt II's combined output of electricity and thermal energy produces four to five times the amount of energy compared to traditional photovoltaic systems. Through the net metering of electricity and the offset of natural gas, ThermaVolt II has the potential to be highly disruptive in the solar energy marketplace." In addition to Entech's previous concentrating solar energy patents, the Company has filed a number of new provisional patent applications associated with the ThermaVolt II design and manufacturing process to ensure appropriate protection of the Company's intellectual property and to allow public disclosure of certain product features and benefits.

ThermaVolt II leverages Entech Solar's proven optical technology by using its proprietary arched Fresnel lens to provide about 20 times concentration of sunlight onto the solar cells, saving about 95% of the relatively expensive silicon cell material. "For the past 25 years, our arched Fresnel lenses have demonstrated outstanding performance in the real-world environment, and ThermaVolt II will continue to use this proven optical concentrating technology," said Mark O'Neill, Entech Solar's Chief Technology Officer. The product's unique design is applicable for both ground and roof-mount applications, and focuses on low cost, manufacturability, ease of installation, compactness and high reliability.

The ThermaVolt II module's size and shape are similar to those of a standard flat-plate PV module. The standard dimensions will ease adoption in the marketplace and expands Entech's addressable market to include rooftop applications. The standard size also allows for a more conventional installation approach, greatly increasing the potential dealer and installer channels to market. In addition, the fully-assembled, compact shape enables palletized shipping, resulting in reduced transportation costs. Additional product details and images of the ThermaVolt II prototype may be found on Entech Solar's website: www.entechsolar.com.
                   -------------------
In addition to its improved design, ThermaVolt II leverages well-known, existing semiconductor manufacturing processes using proven, off-the-shelf equipment and can be readily outsourced to low-cost, sub-contract manufacturers. Entech's ability to outsource the manufacturing of the ThermaVolt II module will allow for more competitive pricing and for readily increasing production volumes.

Since March, the Company has also been dedicating resources to the development of its patented tubular skylight. With significant applicable funding opportunities from the American Recovery and Reinvestment Act of 2009 and a growing commercial green building market, Entech Solar has renewed its commitment to commercialize its state-of-the-art tubular skylight. "We view the skylight opportunity as a possible means to diversify and grow our near-term revenue," states Dr. Smith. Skylight customers benefit from reduced electricity bills and increased productivity from the natural light, resulting in an expected payback period of approximately five years. The manufacturing of the skylight can be easily outsourced, requiring very little capital investment from the Company. Images of Entech's installed tubular skylights and their lighting performance can be viewed on Entech Solar's website: www.entechsolar.com
                                                             -------------------
Going forward, Entech Solar will continue to focus on the commercialization of both the ThermaVolt II and tubular skylight products. The Company's next steps in developing the ThermaVolt II module include building a reliable supply chain, completing the UL-certification process, and installing beta sites. The Company's next steps in developing the tubular skylight product line include building a reliable supply chain and working with roofing companies and energy service companies (ESCOs) on initial installations.


ABOUT  ENTECH  SOLAR
Entech Solar, Inc. is a leading developer of renewable energy technologies for the commercial and industrial markets. Entech designs concentrating solar modules that provide both electricity and thermal energy as part of its ThermaVolt product line. The Company also develops a state-of-the-art tubular skylight that provides superior light output and optical efficiency for the commercial and industrial green buildings initiatives. For more information, please visit www.entechsolar.com.
               -------------------

ENTECH  SOLAR  MEDIA  &  INVESTOR  RELATIONS  CONTACT:
Jessica  Bloomgarden
917-284-6397
jbloomgarden@entechsolar.com
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